UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

CAMBIUM NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38952	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3800 Golf Road, Suite 360

Rolling Meadows, Illinois 60008

(Address of principal executive offices)

+1 (345) 943-3100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	CMBM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒	Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 25, 2020, the Board of Directors of Cambium Networks Corporation, pursuant to Section 79 of the Amended and Restated Memorandum and Articles of Association of the Company, appointed Kevin J. Lynch as a member of the Board with immediate effect.  Mr. Lynch was appointed as a Class III director, with a term expiring at our annual meeting of shareholders to be held in 2022. Mr. Lynch will also serve on the Audit Committee of the Board of Directors. Robert Amen has resigned as a member of the Audit Committee, while continuing to serve as Chairman of the Board of Directors.

Mr. Lynch, 51, has, from January 2011 to present, managed all investing and tax planning for the Lynch Family Office.  From March 2001 to December 2010, Mr. Lynch was a partner at Jana Partners LLC, a value-oriented, event-driven fund with a sub-strategy of activist investing and was a member of the investment committee.  From August 1999 to March 2001, Mr. Lynch was an associate with Sagaponack Partners LP, a private equity investment firm, from January 1995 to August 1997 he was an associate with the private equity investment firm Cornerstone Equity Investors LLC and from 1990 to 1995, Mr. Lynch worked in various accounting and investment areas of Prudential Financial, Inc.  From March 2016 to March 2019, Mr. Lynch was a member of the board of directors of the Investment Technology Group, Inc., and served on the capital committee from 2016-2019 and the audit committee from 2018-2019, when the company was acquired by Virtu Financial, Inc. in March 2019.  Mr. Lynch holds a BA in finance from Penn State University and an MBA from Columbia Business School.  He is a Chartered Financial Analyst and a member of the CFA Institute.

The Board has determined that Mr. Lynch meets the independence standards adopted by the Board in compliance with the NASDAQ Stock Market corporate governance listing standards and Item 407(a) of Regulation S-K.

Mr. Lynch will receive the standard compensation, a portion of which will be pro-rated to reflect the actual time Mr. Lynch will serve on the Company’s Board this year, paid by the Company to all of its non-employee directors and as described under “Director Compensation” in the Company’s Proxy Statement for its Annual Meeting of Shareholders filed with the Securities and Exchange Commission (“SEC”) on April 24, 2020, and has been awarded an equity grant in the form of an option to purchase 60,000 ordinary shares, with 25% of the ordinary shares subject to the option vesting on June 25, 2021 and the remaining ordinary shares vesting in equal quarterly installments over the next 12 quarters, subject to continued service.  In connection with his appointment, Mr. Lynch has entered into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 29, 2019 and is incorporated by reference herein.

The Company issued a press release on June 26, 2020 announcing Mr. Lynch’s appointment. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit No.	Description
99.1	Press release, dated June 26, 2020, announcing new board member.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM NETWORKS CORPORATION

Dated: June 26, 2020	By:	/s/ STEPHEN CUMMING
	Name:	Stephen Cumming
	Title:	Chief Financial Officer